SARASOTA, FL, November 17, 2025 — Helios Technologies, Inc. (NYSE: HLIO) (“Helios” or the “Company”), a global leader in highly engineered motion control and electronic controls technology for diverse end markets, announced today that Jeremy Evans has been named the Company’s Executive Vice President and Chief Financial Officer effective immediately. Mr. Evans succeeds Michael Connaway who has been separated from the Company, previously joining Helios on October 13, 2025. Mr. Connaway’s departure is not related to any disagreement with the Company on any matter relating to its accounting practices, financial statements, internal controls or operations.

“Having the right person in every role is critical for us to successfully execute our strategy,” said Sean Bagan, President and Chief Executive Officer of Helios. “Jeremy has been on our team just shy of two years now and has consistently demonstrated the kind of proven leadership, cross-functional collaboration, and deep relationship-building that moves our organization forward. He has been a key contributor to our strategic planning process, while also providing steady interim leadership across critical financial functions—ensuring continuity, discipline, and strong alignment with our long-term value-creation goals.”

Mr. Evans joined the Company on January 24, 2024, and since that time has driven process improvement, streamlined financial reporting, and navigated complex accounting topics, all while maintaining timely and accurate financial records and a robust internal control environment. He was promoted to Chief Accounting Officer September 1, 2025. Prior to joining Helios, Mr. Evans accumulated 25 years of progressive operational and financial management leadership experience with Tech Data, now TD SYNNEX Corporation (NYSE: SNX) serving as Vice President, Accounting Transformation immediately prior to joining Helios. He earned his Bachelor of Arts degree with a double major in Math and Spanish from Eckerd College, received a Master of Business Administration from the University of Sarasota, and received a Certified Public Accountant (CPA) license from the state of Florida.

"I’m truly honored to step into the role of Chief Financial Officer for Helios. I’m grateful for the trust placed in me and excited to continue serving our teams as we execute our strategy and build on the strong foundation we’ve created together. Helios is at an exciting inflection point, returning to year-over-year growth in the third quarter of this year. We have been working hard to build out our go-to-market strategy, improve our operational efficiencies, strengthen our working capital discipline, optimize our portfolio and carefully allocate our resources to maximize our return on investments. I look forward to continuing to collaborate with the Helios leadership team to drive our efforts across these and many other areas to create increasing shareholder returns over time,” commented Mr. Evans.

Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE

Helios Technologies Promotes Jeremy Evans to Chief Financial Officer

Helios Technologies | 7456 16th St East | Sarasota, FL 34243 | 941-362-1200

Helios Technologies Promotes Jeremy Evans to Chief Financial Officer

November 17, 2025	Page 2 of 2

About Helios Technologies
Helios Technologies is a global leader in highly engineered motion control and electronic controls technology for diverse end markets, including construction, material handling, agriculture, energy, recreational vehicles, marine and health and wellness. Helios sells its products to customers in over 90 countries around the world. Its strategy for growth is to be the leading provider in niche markets, with premier products and solutions through innovative product development and acquisition. The Company has paid a cash dividend to its shareholders every quarter since becoming a public company in 1997. For more information please visit: www.heliostechnologies.com and follow us on LinkedIn.

Forward Looking Information

Statements in this press release may constitute ”forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including those statements in the various quotations. Although the Company believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, actual results may differ materially from the Company’s expectations. Factors that could cause actual results to differ from expectations include the ability to successfully implement its strategy, including the Company’s profit recovery and growth plan; successfully transition its leadership; and those other factors described in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 28, 2024, and subsequent filings with the Securities and Exchange Commission. The Company assumes no responsibility to update forward-looking statements made herein or otherwise, and such statements are made on the basis of views and assumptions regarding future events as of the time such statements are made.

Investor and Media contacts:

Tania Almond
Vice President, Investor Relations and Corporate Communication
(941) 362-1333
tania.almond@HLIO.com

Deborah Pawlowski
Alliance Advisors IR
(716) 843-3908
dpawlowski@allianceadvisors.com

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Helios Technologies | 7456 16th St East | Sarasota, FL 34243 | 941-362-1200